UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.3 )

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

Cellular Concrete Technologies, Inc.
 (Exact Name of Registrant as Specified in its Charter)
(Formally known as Accelerated Acquisitions XX, Inc.)

Delaware	000-54612	45-4511068
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Pacifica Drive, Suite 130, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: : (949-769-6522)

1840 Gateway Drive, Suite 200, Foster City, CA 94404
(Former name or former address, if changed since last report)
(Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3

tem 2.01 Completion of Acquisition or Disposition of Assets.	3

Item 5.06 Change in Shell Company Status	4

Item 9.01 Financial Statements and Exhibits	30

SIGNATURES	31

EXHIBIT INDEX	32

Item 1.01   Entry into a Material Definitive Agreement.

On July 11, 2013, Cellular Concrete Technologies, Inc. “the Company” entered into a Licensing Agreement (“Licensing Agreement”) with Cellular Concrete Technologies, LLC (“Licensor”) the majority stockholder of the Company, pursuant to which the Company was granted an exclusive license to commercially market and offer worldwide specific patented technology developed by the Licensor via limited royalty-bearing sublicenses to applicable third parties.  The patented technologies are:
✓	Patent No. US 5,900,191: issued 1999, “Foam producing apparatus and method”
✓	Patent No. US 6,046,255: issued 2000, “Foam and foam/cement mixture”
✓	US Patent Application No. 13/560,882; Filed 07/27/2012, “Foam Production System & Method”

Included within the License Agreement, the Company has rights to market the patented technologies with the following trademarks owned and developed by the Licensor:
✓	US Trademark Stable Air® / Canadian Trademark Stable Air ®;
✓	US Trademark CCT; and
✓	US Trademark CCT Add Air ® that includes Stable Air® and Stable Air Aerator®

The patented technologies provide for the unique production of different types of cellular concrete, including: Structural lightweight concrete; non-structural lightweight concrete; and infill/backfill and flowable fill (the “Technology”).  The License Agreement provides the Company the ability to market the Technology to third parties seeking customized lightweight concrete products.  These businesses may include, but are not limited to:  Concrete/Ready-Mix Companies and Construction Companies within the global marketplace whom would benefit from lightweight concrete aggregate technology; as well as businesses within the Petroleum Exploration marketplace and Oil and Gas Companies involved in well cementing practices.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to the Technology.  Licensor shall retain all rights to the Improvements, but such Improvements shall also be a part of the License.  However, the Company has no rights, agreements, and contracts or otherwise with Licensor for any new developed technology unrelated to the licensed Technology.

The term of the License commences on the date of the Licensing Agreement and continues for thirty (30) years, provided that the Company is not in breach or default of any of the terms or conditions contained in the License Agreement.  The continuation of the License is conditioned upon the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying research, development and commercialization expenses specifically related to the Technology. Moreover, the Licensing Agreement can be terminated upon the occurrence of events of default specified in the License Agreement.

The Licensor is an established concrete technology research and development company.  The Company is in the business of commercially marketing concrete technologies, specifically and as of the date of this disclosure document the Technology developed and patented by the Licensor, as described above and within the Licensing Agreement.  In the future the Company may seek other license agreement(s) for additional unique concrete technologies with the Licensor and/or other companies within the concrete technology industry.   However, currently the Company has no rights, agreements, contracts or otherwise with the Licensor or any other business for such technology and there can be no assurance or guarantee that the Company will ever enter into any such license agreement(s) in the future.

The Licensor and the Company current have the same Chief Executive Officer (CEO), which in turn may create a conflict of interest [See Risk Factor(s) below related to common control/conflicts of interest].

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 11, 2011, the Company entered into the Licensing Agreement with Licensor pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain intellectual property, principally comprising technology, patents, intellectual property, know-how, trade secret information regarding STABLE AIR® and STABLE AIR AERATOR® concrete technologies.

The Company acquired the Technology from Cellular Concrete Technologies, LLC, a company controlled by Paul Falco an officer and director of the Company. Cellular Concrete Technologies, LLC, owns 22,350,000 shares of the Company’s outstanding common stock, representing an 88.2% ownership interest in the Company. Cellular Concrete Technologies, LLC purchased its shares in the Company on September 21, 2012. There were no other agreements between the Company and Cellular Concrete Technologies, LLC prior to the Share Purchase Agreement entered into on September 21, 2012.

Mr. Timothy Neher, the Company’s Chief Executive Officer prior to September 21, 2012, controls Accelerated Venture Partners, LLC (“AVP”), an entity which has agreed to provide financial advisory services to the Company. AVP owns 3,000,000 shares of the Company’s outstanding common stock, representing an 11.8% ownership interest in the Company (collectively, Cellular Concrete Technologies, LLC and AVP own 100% of the Company as there are no other stockholders). Up to 1,500,000 of AVP’s shares can be repurchased by the Company for $0.0001 per share under certain circumstances. AVP is entitled to receive specified cash compensation if the Company achieves certain financial milestones as outlined in the “Our Business” section below. Aside from the Cellular Concrete Technologies, LLC, Paul Falco, AVP and Mr. Neher, no other parties have an interest related to the Share Purchase Agreement or the Licensing Transaction.

Under the terms of the Licensing Agreement, the Company has agreed to pay ten US dollars ($10.00) and to pay the Licensor two percent (2%) of any royalties received if the Company grants any third parties royalty-bearing licenses to the Technology. In addition, the Company has agreed to pay Licensor a royalty of one quarter of one percent (0.025%) of all gross revenue resulting from sales/marketing of the Technology by the Company.

In order to retain its rights, the Company must receive revenues or net of expenses incurred in the normal course of operations, or has funded, a minimum of US $1,400,000 for "qualifying research, development and commercialization expenses" in accordance with the following schedule:
(a) a minimum of US $200,000 during the period commencing from the date of execution of the Agreement by all parties ("July 11, 2013 the Execution Date") and ending on the first anniversary of the Execution Date; or
(b) a minimum of US $400,000 during the period commencing upon the Execution Date and ending on the second anniversary of the Execution Date; or
(c) a minimum of US $800,000 during the period commencing upon the Execution Date and ending on the third anniversary of the Execution Date. There are additional  commercialization requirements in the Licensing Agreement, and this description is qualified by the terms of the Licensing Agreement.

Item 5.06 Change in Shell Company Status.

Prior to the Company’s entry into a unique business of providing services to produce a variety of customized lightweight concrete  products for the global housing market which may include lightweight concrete aggregate panels and a “kit system” of  pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints, oil well cementing, flowable fill and the ready mix concrete industries  through the execution of the License Agreement, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of entering into this agreement and undertaking efforts to begin manufacturing and product distribution operations, we ceased to be a shell company.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used herein, the terms “Accelerated Acquisitions XX, Inc.”, “Cellular Concrete Technologies, Inc.”, “CCT”, “we”, “our”, “Company” and similar terms refer to Accelerated Acquisitions XX, Inc., or Cellular Concrete Technologies, Inc.,  a Delaware corporation.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors".  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OUR BUSINESS

From inception February 6, 2012, Cellular Concrete Technologies, Inc., (Formally known as Accelerated Acquisitions XX, Inc.) was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.

On February 6, 2012, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On September 21, 2012, Cellular Concrete Technologies, LLC (“Purchaser”) agreed to acquire 23,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Cellular Concrete Technologies, LLC, owned 94% of the Company’s 24,850,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Paul Falco was appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

Prior to the purchase of the shares, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchasers was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.  The Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Cellular Concrete Technologies, Inc.” on January 11, 2013 and the name was formally amended on February 22, 2013.

On September 24, 2012, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Company with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

•	Milestone 1 – Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $2.5 million in available cash from funding;

•	Milestone 2 – Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing $5 million in available cash (inclusive of any amounts attributable to Milestone 1);

and (b) cash compensation at a rate of $12,500 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $150,000 is due consultant upon the achievement of Milestone 1, and $300,000 upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $12,500 per month. The total cash compensation to be received by the consultant is not to exceed $300,000 unless the Company receives an amount of funding in excess of the amount specified in Milestone 2. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. The Company will allow the Consultant to invest up to an additional $5 million in any future debt or equity offering of the Company on the same terms and conditions offered to other participants in such offerings.  The Consultant will not be obligated to participate in any such offerings. Accelerated Venture Partners has executed ten consulting agreements with public shell companies it formally controlled and none of the milestones under consulting agreements have been timely achieved. Of the ten consulting services agreements, Accelerated Venture Partners terminated one, one is expired and the company has not elected to terminate the agreement and repurchase the consulting share. Furthermore, the remaining eight companies have either renewed consulting agreements with Accelerated Venture Partners or are under the original consulting agreement.

On July 11, 2013, Cellular Concrete Technologies, Inc. “the Company” entered into a Licensing Agreement (“Licensing Agreement”) with Cellular Concrete Technologies, LLC (“Licensor”) the majority stockholder of the Company, pursuant to which the Company was granted an, exclusive license for intellectual property as described in Patent No. US 5,900,191, Patent No. US 6,046,255; US Patent Application No. 13/560,882; US Trademark Stable Air®; Canadian Trademark Stable Air ®; US Trademark CCT; US Trademark CCT Add Air ® that includes Stable Air® and Stable Air Aerator® developed by Licensor, principally comprising of a unique intellectual property for the production of different types of cellular concrete: Structural lightweight concrete, non-structural lightweight concrete, as well as infill, backfill and flowable fill (the “Technology”).  The license includes the use and licensing of the technology to produce a variety of customized lightweight concrete products for the global housing market which may include lightweight concrete aggregate panels and a “kit system” of pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints, oil well cementing, flowable fill and the ready mix concrete industries.

Under the terms of the Licensing Agreement, the Company has agreed to pay ten US dollars ($10.00) and to pay the Licensor two percent (2%) of any royalties received if the Company grants any third parties royalty-bearing licenses to the Technology. In addition, the Company has agreed to pay Licensor a royalty of one quarter of one percent (.025%) of all gross revenue resulting from use of the Technology by the Company. In order to retain its rights, the Company must receive revenues or net of expenses incurred in the normal course of operations, or has funded, a minimum of US $1,400,000 for "qualifying research, development and commercialization expenses" in accordance with the following schedule: (a) a minimum of US $200,000 during the period commencing from the date of execution of the Agreement by all parties ("July 11, 2013 the Execution Date") and ending on the first anniversary of the Execution Date; or (b) a minimum of US $400,000 during the period commencing upon the Execution Date and ending on the second anniversary of the Execution Date; or (c) a minimum of US $800,000 during the period commencing upon the Execution Date and ending on the third anniversary of the Execution Date. There are additional commercialization requirements in the Licensing Agreement, and this description is qualified by the terms of the Licensing Agreement.

OVERVIEW

The Company licensed and plans to market a unique intellectual property (the Technology) for the production of a variety of light-weight concrete products. Stable Air technology is a method that will enable concrete producers to manufacture air entrained structural lightweight concrete.  The licensed Technology is delivered through an Aerator Machine (“Aerator™”).  The Company intends to market the Aerator™ globally within the construction, oil and gas, flowable fill, and concrete/ready mix markets.

AERATOR MACHINE

The Company intends to market the Technologies as delivered by the Aerator Machine, which will produce product(s) alternative to both structural and non-structural concrete, whether the concrete mix relies on conventional, cellular or lightweight aggregate mix designs.  Stable Air® is structural lightweight cellular concrete for use in load-bearing applications where 2,500 pounds per square inch or greater is required. Stable Air® Fill is lightweight cellular concrete for use in flowable fill, non-structural and low-structural applications where strengths under 2,500 pounds per square inch is sufficient.

The Aerator™ delivers the stable air technology.  It is a foam producing machine that creates an extremely strong, consistent, reliable and dependable micro-bubble that when entrained into traditional concrete can reduce the pre cubic foot weight by up to 20 percent (120 pounds per cubic foot) while achieving structural strength over 3000 pounds per square inch in 24 hours, and exceeding 3500 pounds per square inch in 28 days. Other cementious mixes can be entrained to produce Controllable Low Density Materials (CLDM) up to 90 percent air that maintains design volume through cure. The Aerator is an electromechanical machine with few moving parts. The machine is designed to be easy to install and operate machine with low maintenance and repair requirements, it is intended for concrete operating personnel to easily work the Aerator with minimal training, eliminating the need for higher-paid, skilled labor. Through its four primary machine models, Stable Air® offers a system that is intended to be easy to install and require minimal modification to existing batch platforms.

MANUFACTURING PLAN

The Company intends to seek and retain qualified manufacturing companies that can fabricate the Aerator in accordance with strict specifications. The Company’s management plans to focus on three guiding principles regarding the design and development of the machines:

1. The production of quality foam with accurate quantity control on a consistent and reliable basis.
2. Durable, compact and easy to use.
3. Compatible with industry specifications and standards.

Moreover, the Company plans to have the “foaming lens”, which is the core proprietary mechanical technology of the Aerator, be manufactured by a separate fabrication company in order to maintain control over the Technologies that make the system unique.

At this time, the Company has not engaged any manufacturing or fabrication company to build the Aerator machine and there can be no assurance provided that the Company will be able to secure a qualified manufacturer or fabricator at acceptable terms in the future.

Currently, the Company intends to have the machines manufactured based upon sales orders it receives.  Once an order is placed it is the intent of the Company to have the machines’ delivered to the customer within 4-6 weeks.  This would allow 3 weeks for fabrication and quality control testing as well as estimated 1-3 weeks for shipping time(s).  Please note that these are management’s estimates and there can be no guarantee that the estimated timing will in fact be viable.  Any failure to secure a qualified manufacture/fabricator or shipper to perform within these estimated times could negatively impact the potential business.

STABLE AIR TECHNOLOGY

Stable Air technology consists of key integrated components which together create structural and non-structural lightweight cellular concrete with extremely favorable features. Through the combination of Stable Air® Surfactant and air inside the special mixing chamber of the Aerator machine, the Stable Air ™ Bubble is produced, containing bubbles different from the bubble in conventional lightweight cellular concrete. The Stable Air® Bubble is subsequently added to conventional concrete ingredients, creating the desired lightweight cellular concrete.

Stable Air® Surfactant
Stable Air® Surfactant is a specially-designed, proprietary surfactant that when processed by the “foaming lens” of the Aerator is designed to form the unique Stable Air® Bubble. The surfactant is distributed in plastic containers and drums with Stable Air® Surfactant private label packaging under strict control by Stable Air.

Stable Air Bubble
The Stable Air® Bubble is a very tiny bubble, approximately four to eight times smaller than conventional cellular concrete bubbles, created by introducing the Stable Air® Surfactant through the Aerator. The Stable Air® Bubble, which is markedly different than the bubble of conventional lightweight cellular concrete, is added to conventional concrete ingredients (cement, sand, aggregate and water) at the time of initial mixing.

Stable Air® allows production of a special class of lightweight cellular concrete that is entirely new, so unusual, that the two primary concrete styles have been given proprietary names.

Stable Air’s® Proprietary Concrete Products
• Stable Air® Structural lightweight concrete made with Stable Air® foam
• Stable Flow™ Non-structural lightweight concrete made with Stable Air® foam

Stable Air® and Stable Air® Fill are intended to be alternative concrete products to both conventional concrete and what is known in the construction industry as lightweight aggregate concrete and lightweight cellular concrete. Conventional concrete, weighing approximately 150 pounds per cubic foot, is expensive to produce, transport and handle. Nevertheless, the combination of heavy ingredients and density of material are often necessary to maintain compressive strength requirements. Compared to conventional concrete, Stable Air® and Stable Flow™ are designed to offer the following specific advantages:

•	Air content and weight can be predictably and accurately specified and controlled.
•	Architects and engineers can design lighter structures that are costly which have a direct effect on cost reduction of other building components.
•	Cuts costs related to freight and handling of all concrete products with major impact in precast concrete, concrete pipe and concrete block.

•	Workability, flowability and pump ability is greatly improved.
•	Millions of tiny Stable Air® Bubbles migrate throughout the concrete mix acting like roller bearings, or a super plasticizer, turning exceedingly low-slump concrete into flowable concrete.
•	Stable Air® Bubbles migrate into all the gradation voids and spaces in the concrete mix improving the graduation of aggregate, particularly deficiencies in sand.

(Stable Air® (Flowable) Fill and Stable Flow™ are used interchangeably throughout this document).

COMPETITIVE ADVANTAGE

The Company believes, the principal problem with cellular concrete is the significant loss of strength and the unpredictable loss of air content because bubbles tend to break in the processes of mixing, transporting, placing and finishing. The Company believes that Stable Air technology has the ability to greatly reduce this limitation. In addition to the advantages Stable Air® and Stable Air® Fill offer over conventional concrete, the Company believes the Stable Air’s technology will provide an alternative to today’s cellular products through three primary factors:

•	Ability to pre-design and achieve specific compressive strength targets;
•	Capacity to produce structural lightweight concrete, consistently and accurately; and
•	Competence to maintain total volume during curing.

Stable Air® and Stable Air® Fill are designed to have characteristics that make them alternatives to both structural and non-structural concrete, whether the competitive concrete mix relies on conventional, cellular or lightweight aggregate mix designs. Stable Air® is structural lightweight cellular concrete for use in load-bearing applications where 3000 pounds per square inch or greater is required. Stable Air® Fill is lightweight cellular concrete for use in flowable fill, non-structural and low-structural applications where strengths under 2500 pounds per square inch is sufficient. Both concrete types are designed to be produced by entraining traditional concrete with the Stable Air® Bubble.

Reducing the weight in concrete below that of conventional concrete; results in an opportunity for cost savings particularly during handling and transportation. Concrete manufacturers today use lightweight aggregates and fillers in place of conventional aggregates, despite a substantial increase in cost, in order to reduce weight and maintain some of the relative compressive strength not achievable through traditional cellular concrete; the Company believes it licensed technologies will provide it with a competitive advantage within the marketplace.  However, there can be no assurance or guarantee the Company will be successful in marketing the licensed products successfully and failure to do so could result in business failure.

SERVICES & SUPPORT

The Company intends to provide to the licensed user a simple, but detailed, step-by-step handling protocol in a format of a Standard Mixing and Handling Protocol and Specification and Usage Parameter Manual reflecting American Society for Testing and Materials (“ASTM”) guidelines.

Stable Air’s technology is intended to be simple to install and easy to use by today’s concrete producers that very little maintenance and support is required. Manufacturing Stable Air® structural concrete and Stable Air® Fill is designed to follow the same procedures and utilizes the same techniques used in the industry. In order to achieve maximum benefits from the technology and ensure a complete quality experience, the company intends to offer on-site technical support as well as a telephone help center to its licensed concrete manufacturers. Stable Air service technicians will custom install, test and fine tune the system for each customer site and educate user personnel on Stable Air technology and the most favorable operating procedures. The formal Specification and Usage Parameter Manual, consistent with established guidelines and the standardized mixing and handling protocol will be provided to assure product quality.

BUSINESS MODEL - MARKETING

The Company intends to explore various strategic and financing alternatives. The Company plans to market the licensed technologies directly to concrete industry participants through equipment sales agreements. The Company anticipates the Aerator will be sold to qualified concrete manufacturers, which in turn will enable them to make Stable Air’s lightweight cellular concrete products. The Aerator sales agreement requires that only Stable Air® Surfactant be used to produce Stable Air® structural concrete and Stable Air® Fill. A maintenance and service agreement will also be offered to Stable Air customers, once the warranty period has expired.  The Company plans to provide a one-year "Manufacturer Replacement" warranty for all its new aerators, provided that the customer has followed the Operating Manual procedures.  In order to provide continuous support to its customers, the Company foresees regular batch testing by concrete producers with results being collected and analyzed by Stable Air.

PRODUCT MARKETS

The Company will initially focus on four main prospective markets: (1) global housing, (2) oil drilling and (3) flowable fill markets (4) U.S. and global Ready Mix market.

1.           GLOBAL HOUSING
The world population continues to grow, by approximately 150 million new persons each year, and many developing nations have a critical need to house as many of their residents as possible in lower cost, easy to construct housing structures without adding stress to their limited energy and other infrastructure. Thus, these new homes must be highly insulative, energy-efficient environmentally/eco-friendly and disaster resistant. The licensed technology and products meet these criteria.

By using steel, rebar or other structural supports to meet engineering standards and filling in the walls with very lightweight, insulative Stable Fill™-type materials, we intend to deliver strong, safe homes that are assembled quickly and inexpensively that use little additional energy to heat and cool.

2.           THE OIL INDUSTRY
There are elements of the integrated oil business internationally that may lends itself to consumption of the Company’s products. We highlight those that Management believes have the greatest potential for CCT:

a) Cementing Oil Wells
b) Laying down Inexpensive Roads to groups of Oil Wells
c) Developing quick, inexpensive housing and infrastructure for Oil Discovery areas

3.           FLOWABLE FILL AND OTHER MARKETS
The Company’s design mix is unique in that it does not use river-bottom “washed concrete” sand – a major factor in cost and environmental strain. The product uses water and cement, and adds to that about 76% (by volume) Stable Air® foam, to make a strong-bubble mix that doesn’t collapse, hence the Non-Collapsing Fully-Excavatable4 Flowable Fill.

4.           THE READY MIX CONCRETE INDUSTRY
The global Ready Mix Concrete market, while huge, was seriously hurt by the sub-prime crisis both in this country, and also overseas. The five years preceding 2008 saw a tremendous amount of global ready mix concrete mergers and acquisitions – and many large firms took on too much debt in these transactions.  Therefore, with significantly decreased revenues and heavy interest payments and debt loads, they have been focused on “staying alive”, managing cash flows and selling assets to pay down debt. The Company has found many ready-mix firms not yet ready to add, for example, flowable fill capabilities to their present revenues and are not yet ready to consider additional investment to enter new markets.  The global Ready-Mix Concrete market is still a large and valid market.

Ready Mix
As the ready mix industry becomes accustomed to the Company’s “performance concrete”, increased importance will be placed on the use of air entrained concrete. While the benefits of air entrainment have been discussed, the industry has not yet been able to overcome the inherent compressive strength problem associated with air entrained concrete.

Precast
However, due to the expanding application of lightweight pre-stressed and precast products in structural construction, higher compressive strengths are required. Stable Air can expect to capture a greater portion of the total precast/pre-stressed market than that of the ready mix market, rendering it an important segment to the company.

Concrete Block
The segment for concrete block products represents a large and potentially significant market to Stable Air as block producers may be able to realize tremendous benefits from our lightweight cellular concrete technology. In contrast to precast/pre-stressed concrete, block producers typically utilize non-structural concrete mix designs. As a result of handling and transportation efficiencies derived from using lightweight concrete block, many of the nation’s block producers have already made substantial investment in aggregates. Since lightweight aggregates typically cost substantially more than that of conventional aggregates, Stable Air technology should allow block producers to manufacture lightweight concrete block at similar cost as producing standard weight concrete block.

SUMMARY

In summary, the U.S. concrete industry represents a large portion of the nation’s gross domestic product, and is comprised of a large number of relatively small producers – but with a few very large typically multi-national producers. As a commodity product, concrete is price sensitive and producers generally compete for market share on the local level. Strategic location, raw material sourcing, vertical integration and capitalization typically dictate a producer’s competitive strength within its relevant market. Stable Air’s technology are intended to provide each concrete producer with the ability to lower its production cost while providing higher quality product which ultimately will provide a competitive advantage.  Internationally, the concrete industry represents a steadily growing global industry as the world’s population moves towards doubling – and the demand for low-cost, energy-efficient (thus, heavily concrete-oriented structures) housing continues unabated.

THE PROPRIETARY TECHNOLOGY

The licensor has proprietary technology for the STABLE AIR® and STABLE AIR AERATOR® that has been patented. Design documents for the proprietary foaming system, having been previously filed with the United States Patent Office, the Company now benefits from the “Method” May 4, 1999, Patent # 5,900,191 and a second Patent that was issued April 4, 2000, Patent # 6,046,255 for the “Mechanical” portion of the machine.

In addition, a US Patent Application No. 13/560,882 has been filed, as well as several Trademarks have been filed and will be filed (see Exhibit A “Licensed Assets” listed in Exhibit 10.1 “Licensing Agreement”, below).

For Patent # 5,900,191, patent protection will expire on January 14, 2017; for Patent #6,046,255, protection will end on February 9, 2018.  If granted, patent protection for Application No. 13/560,882 will continue until July 27, 2032.

COMPETITION

Our industry is competitive there are numerous American and international concrete building material suppliers whom have their own proprietary techniques for providing lightweight concrete material.   The industry has many well established businesses, aggressive marketing tactics by any of these established business could materially harm our business prospects.  Moreover, established businesses will have the ability to compete through price competition, the Company may not have the ability to respond to competitive pricing pressures, we may have to offer our technologies at lower prices in order to retain or gain market share and customers, which could adversely affect our gross margins and operating results.

Ultimately we believe the factors affecting our technologies from being utilized within the marketplace are: the decision of choosing building materials within the area, the availability of the building material, the available of craftsmanship, local labor cost, import taxes, and local financing acceptance.

GOVERNMENT REGULATIONS

Portions of our business are heavily regulated by federal, state and local environmental regulations, including those promulgated under the Environmental Protection Agency. These federal, state and local environmental laws and regulations govern the discharge of hazardous materials into the air and water, as well as the handling, storage, and disposal of hazardous materials and the remediation of contaminated sites. Our businesses may involve working around and with volatile, toxic and hazardous substances and other regulated substances.  We are not aware of any federal, state or local environmental laws or regulations that will materially affect our earnings or competitive position, or result in material capital expenditures; however, we cannot predict the effect on our operations of possible future environmental legislation or regulations. Further, every county or city that we will operate in will have a building code that must be followed which includes special requirements for earthquakes, hurricanes or tornados.

EMPLOYEES

We currently have 5 employees who are full-time. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated March 31, 2013, our independent auditors stated that our financial statements for the period from inception February 6, 2012 through March 31, 2013 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We were formed in February, 2012 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Implications of being an Emerging Growth Company

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•
Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management's Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

•	Reduced disclosure about our executive compensation arrangements.

•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	Competition
●	ability to anticipate and adapt to a competitive market;
●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

 We are a development stage company and are substantially dependent on a third party

The Company is a development stage Company and is currently substantially dependent upon technology licensed from Cellular Concrete Technologies, LLC.  Moreover, since demand for custom building materials has not, to the Company’s knowledge, been effectively addressed by others on a global basis, Management believes, but cannot assure, that it has an opportunity and both the capability and experience to be successful in its endeavor to generate savings for purchasers of custom building materials in its target markets.

We have no profitable operating history and May Never Achieve Profitability

From inception (February 6, 2012) through March 31, 2013, the Company has an accumulated deficiency during the development stage of $10,566 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

We have a need to raise additional capital

The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to seek an aggregate of $5,000,000 in 2013 and 2014; however there is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for purchases of building materials and homes by commercial enterprises and achieve its Business Plan. Notwithstanding, the License is not subject to immediate discontinuation if the initial milestone of net revenues in excess of expenses in the normal course of operations or receive funding of at least $200,000 by July 11, 2014, at least $400,000 by July 11, 2015 and $800,000 by July 11. 2016 is not achieved.  Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $5,000,000 estimated to be required.

The Company’s Management and its advisors lack meaningful experience in the marketing of the licensed building material products

In view of the fact that the marketing of the Company’s licensed building material products is a new business and there are no known comparable models in the market, the Company lacks the specific experience to implement its business plan.  While the Company will seek to obtain resources which will support its marketing activities, there is no assurance that this lack of experience will not negatively affect the Company’s implementation of its business plan and prospects for growth and ultimate success.

Dependence on our Management, without whose services Company business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, Paul Falco and Michael Davis our two officers and directors devote approximately thirty hours per week to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Conflicts of interest between the company and its officer and directors may impede the operational ability of the company.

Our officer Paul Falco is also the CEO of Cellular Concrete Technologies, LLC, who is the other parties of the Company’s Licensing Agreement. There is a conflict of interest when he needs to address disputes between the parties, decide whether a waiver or an amendment to the agreement is appropriate, or decide whether to exercise termination rights. The outcome of these decisions may not be in favor of the Company and could lead to the termination of the agreement. Additionally, if our officer and director's other business affairs requires him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to commence operations

Mr. Timothy Neher, the Company’s Chief Executive Officer and director prior to September 21, 2012 controls Accelerated Venture Partners, LLC (“AVP”), an entity which has agreed to provide financial advisory services to the Company. AVP owns 3,000,000 shares of the Company’s outstanding common stock, representing a 11.39% ownership interest in the Company. Up to 1,500,000 of AVP’s shares (5% of the Company) can be repurchased by the Company for $0.0001 per share under certain circumstances. AVP is entitled to receive specified cash compensation if the Company achieves certain financial milestones as outlined in the “Our Business” section above.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Currently, the Company has two shareholders that own 100% of our outstanding shares, Cellular Concrete Technologies, LLC currently own 23,350,000 shares of our common stock, representing approximately 88,61% of the voting control of the Company. Accelerated Venture Partners LLC currently own 3,000,000 shares of our common stock, representing approximately 11.39% voting control of the Company. Our current shareholders therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

 Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to March 31, 2013. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, particularly in the natural products, a downturn of which could adversely affect our operations.

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for building services could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with 5 full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of July 12 2013, 26,350,000 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below prior investment valuations, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the value of our common stock.

 We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. While we believe that our internal controls are adequate for our current level of operations, we believe that we may need to employ accounting additional staff as our operations ramp up. We do not have a dedicated full time Chief Financial Officer, which we intend to employ within the next twelve months. Additionally, our board of directors has not designated an Audit Committee and we do not presently have any outside directors.  We intend to attract outside directors once the Company commences full operations, and to designate an Audit Committee from such outside directors. There is no guarantee that such projected actions will be adequate or successful or that such improvements will be carried out on a timely basis. If, in the future, we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it may ultimately trade is likely to fluctuate significantly and may not reflect the actual value of the stock.

 Our common stock is subject to the Penny Stock Regulations

Once it commences trading (if ever) our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock currently has no “market price” and when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and may in the future be subject to price volatility unrelated to our operations

Our common stock has no market price and, if and when a market price is established, could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock (if and when a market price is established) and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We will attempt to sell products overseas, with all the attendant potential risks of international trade.

There are many potential risks when selling internationally, including but limited to political and trade disputes, currency fluctuations, differences in local laws and regulations, certain weak banks (regarding collecting on letters of credit, etc.), and many other risks that arise with foreign cultures, traditions, languages, labor and port strikes, holidays, laws, taxes, customs and other factors.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We Are A New Venture With No Operating History

The Company was recently organized and only recently shifted its focus to the construction industry. Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise. We have no operating history upon which you may evaluate our operations and prospects. Our limited operating history makes it difficult to evaluate our likelihood of commercial viability and market acceptance of our proposed operations.  Our potential success must be evaluated in light of the problems; expenses and difficulties frequently encountered by new businesses in general and particularly in the manufacturing and construction industry of masonry products.

Lack of Proven Business Model

To date, we have not generated any significant sales.  There can be no assurance, however, that the implementation of such a plan, or that the implementation of the overall business plan developed by management, will result in a viable business generating revenue or that if it does result in sales, that such sales will necessarily translate into profitability.  Failure to properly develop the Company’s plan of expansion will prevent the Company from generating meaningful product sales.

Tight credit standards and loan terms, curtailed lending activity, and increased interest rates among consumer and industry lenders could reduce our sales, if any. If consumer financing were to become further curtailed, sales may not develop.

The consumers and businesses who will buy homes and other products from the developers that use our technology and services in the housing, oil, flowable fill and ready mix concrete markets may use secured consumer and industry financing from third party lenders. The availability, terms and costs of consumer financing depend on the lending practices of financial institutions, governmental regulations and economic and other conditions, all of which are beyond our control.

For example, manufactured home consumer financing is at times more difficult to obtain than financing for site-built and modular homes. The poor performance of portfolios of manufactured housing consumer loans in past years has made it more difficult for consumer and industry finance companies to obtain long-term capital. Additionally, the industry has seen certain traditional real estate mortgage lenders tighten terms or discontinue financing for manufactured housing.

If consumer and industry financing for homes and other products that use our technology were to be further curtailed, we may not be able to develop sales and our operating results and cash flows would suffer.

If we are unable to establish or maintain relationships with licensees, we may not be able to develop sales and our operating results and cash flows could suffer.

We may not be able to establish relationships with licensees or maintain good relationships with licensees. Even if we do establish and maintain relationships with independent licensees, these licensees are not obligated to sell our products exclusively, and may choose to sell our competitors’ products instead. The licensees with whom we may develop relationships with can cancel these relationships on short notice. In addition, these parties may not remain financially solvent, as they are subject to the same industry, economic, demographic and seasonal trends that we face. If we do not establish and maintain relationships with solvent independent retailers in the markets we serve, sales in those markets could decline and our operating results and cash flows could suffer.

The factory-built housing industry is very competitive. If we are unable to effectively compete, our growth could be limited, our sales may not materialize and our operating results and cash flows could suffer.

The factory-built housing industry is highly competitive at both the manufacturing and retail levels, with competition based, among other things, on price, product features, reputation for service and quality, merchandising, terms of retailer promotional programs and the terms of consumer financing. Numerous companies produce factory-built homes in our markets. Some of our manufacturing competitors have captive retail distribution systems and consumer finance operations. In addition, there are independent factory-built housing retail locations in most areas where we intend to sell our products and services. Because barriers to entry to the industry at both the manufacturing and retail levels are low, we believe that it is relatively easy for new competitors to enter our markets. In addition, our products compete with other forms of low to moderate-cost housing, including site-built homes, panelized homes, apartments, townhouses and condominiums. If we are unable to effectively compete in this environment, our manufacturing shipments and retail sales could be reduced. As a result, our sales could decline and our operating results and cash flows could suffer.

If the factory-built housing industry is not able to secure favorable local zoning ordinances, our sales, if any, may not materialize and our operating results and cash flows could suffer.

Limitations on the number of sites available for placement of manufactured homes or on the operation of manufactured housing communities could reduce the demand for manufactured homes and our sales, if any. Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, some property owners have resisted the adoption of zoning ordinances permitting the use of manufactured homes in residential areas, which we believe has restricted the growth of the industry. Manufactured homes may not receive widespread acceptance and localities may not adopt zoning ordinances permitting the development of manufactured home communities. If the manufactured housing industry is unable to secure favorable local zoning ordinances, our sales could decline and our operating results and cash flows could suffer.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than the company.  We believe that barriers to entry in the new construction of houses services sector are not significant and start-up costs are relatively high, so our competition may increase in the future.  New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively similar cost.  If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion.  We may not have the resources to compete effectively with current or future competitors.  If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.
We face potential litigation, like most building material suppliers, from alleged material defects and other potential causes of action.

Although every email and most correspondence with customers and potential customers has a legal disclaimer that every user of Stable Air is required to conduct their own test mixes with external concrete testing laboratory results, the Company could certainly be named as an additional defendant in future lawsuits.   While the liability to the Company may be small, the cost of litigation to defend itself may be more than an emerging company can handle.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation from inception February 6, 2012 to March 31, 2013 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operation

Cellular Concrete Technologies, Inc. is an emerging growth company that has licensed unique intellectual property (the Technology) for the production of the STABLE AIR® and STABLE AIR AERATOR® products.

Further, the company will sell its foaming aerators, and the foaming chemicals that the aerators use to make pre-formed foam containing air that gets incorporated into concrete mixes under the “Stable Air”®, CCT Add Air® and other brand names.   It will also seek distributors and jobbers who will sell or resell within their regional markets or industry niches.

On July 11, 2013, Cellular Concrete Technologies, Inc. “the Company” entered into a Licensing Agreement (“Licensing Agreement”) with Cellular Concrete Technologies, LLC (“Licensor”) the majority stockholder of the Company, pursuant to which the Company was granted an, exclusive license for intellectual property as described in Patent No. US 5,900,191, Patent No. US 6,046,255; US Patent Application No. 13/560,882; US Trademark Stable Air®; Canadian Trademark Stable Air ®; US Trademark CCT; US Trademark CCT Add Air ® that includes Stable Air® and Stable Air Aerator® developed by Licensor, principally comprising of a unique intellectual property for the production of different types of cellular concrete: Structural lightweight concrete, non-structural lightweight concrete, as well as infill, backfill and flowable fill (the “Technology”).  The license includes the use and licensing of the technology to produce a variety of customized lightweight concrete products for the global housing market which may include lightweight concrete aggregate panels and a “kit system” of  pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints, oil well cementing, flowable fill and the ready mix concrete industries.

Going Concern

We were a shell company from February 8, 2012 until our entry into the building supply business in September, 2012.  We have incurred net losses of approximately $10,566 since inception through March 31, 2013.  At March 31, 2013 we had no cash and no other assets and our total liabilities were approximately $6,431.  The report of our independent registered public accounting firm on our financial statements from inception to March 31, 2013 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. No revenue has been generated by the Company from February 6, 2012 (Inception) to March 31, 2013.

For the period from inception (February 6, 2012) to March 31, 2013, the Company had a net loss of $10,566, consisting of legal, accounting, audit, filing and other professional service fees incurred in relation to the filing of the Company’s Registration Statement on Form 10 and Quarterly Reports on Form 10-Q.

Liquidity and Capital Resources

As of March 31, 2013 and 2012, the Company had a total of $nil and $200 in assets, respectively, and the Company liabilities were $6,431 and $0 as of March 31, 2013 and 2012, respectively. The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the years ended March 31, 2013 and 2012:

	2013	2012
Net Cash (Used in) Operating Activities	$(2,185)	$(1,800)
Net Cash (Used in) Investing Activities	-	-
Net Cash Provided by Financing Activities	1,985	2,000
Net Increase (Decrease) in Cash	$(200)	$200

Our principal sources of liquidity are our cash and the cash flow provided by the shareholder advances and equity financing. We believe that further equity financing is needed to satisfy our anticipated cash requirements through the next 12 months.

The Company has nominal assets and has generated no revenues since inception. The Company is dependent upon certain related parties to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations.

The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations, equipment and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to seek an aggregate of $5,000,000 in 2013 and 2014; however there is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for purchases of building materials and homes by commercial enterprises and achieve its Business Plan. Notwithstanding, the License is not subject to immediate discontinuation if the initial milestone of net revenues in excess of expenses in the normal course of operations or receive funding of at least $200,000 by July 11, 2014, at least $400,000 by July 11, 2015 and $800,000 by July 11. 2016 is not achieved.  Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $5,000,000 estimated to be required.

The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations.  Accelerated  a company affiliated with management, had paid all expenses incurred by the Company until a business combination went into effected, without repayment although no loan agreement or other contract had been entered into regarding such payment by Accelerated and has terminated.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

The Company has noticed a slow-down in the months of August and December, with some customers and potential customers not available due to seasonal vacations, holidays and time-off.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies.  In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  The nature of our business generally does not call for the preparation or use of estimates.  Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 100 Pacifica Drive, Suite 130, Irvine, CA 92618 and a factory/laboratory next door at 212-F Technology Drive, Irvine, CA 92618.  The Company’s telephone number is 949-754-0570.  The Company’s fax number is (949)754-0644.  This space is currently being provided by Cellular Concrete Technologies, LLC at no cost to the Company.  There is no agreement by and between the Company and Cellular Concrete Technologies, LLC for the use of the office space as such in the future the Company may be required to secure it own office, which in turn would be an added expense to the business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL WNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 9, 2013 by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial owner	Number of Shares	Percentage Owned

Cellular Concrete Technologies, LLC (“CCT”)	23,350,000	88.61%
184 Technology Drive Irvine, CA 92618

Paul Falco (3)	23,350,000	88.61%

Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City CA, 94404 (4)	3,000,000	11.39%

Timothy Neher (5)	3,000,000	11.39%

Michael Davis	0	0
____________________

(1) This table is based upon 26,350,000 shares issued and outstanding as July 12, 2013.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.
(3) Paul Falco is Principle of Cellular Concrete Technologies, LLC and  holds voting and dispositive power for these shares
(4) The Company has the rights to repurchase 1,500,000 shares of the Company’s common stock (5%) at a price of $0.0001 per share in the event the Company fails to complete financing.
(5) Timothy Neher is Principle of Accelerated Venture Partners, LLC and  holds voting and dispositive power for these shares

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions

Paul Falco	54	Chairman , Chief Executive Officer and Principal Financial Officer

Michael Davis	59	Director, President, Secretary

The Company has provided all the information required by Regulation S-K Item 401(e)(1) for its directors and executive officers for the five-year period ended as of the date of this Report.  That information is summarized below:

Name	Position	Entity	Nature of Entity	Dates

Paul M Falco	President	Brookstone Development1	CA General Contractor	June 2008 - Present

	CEO	Cellular Concrete Technologies LLC	Bldg. Mtl. R&D	Nov. 2009 - Present

	CEO, CFO	Cellular Concrete Bldg. Mtl. Technologies, Inc.	Commericalization	Sept. 2012 – Present

Michael Davis	President	Michael Davis &Associates	Consulting to several Start-ups	June 2008 – Feb. 2010

	President	Cellular Concrete Technologies LLC	Bldg. Mtl. R&D	Feb. 2010 - Present

	President	Cellular Concrete Technologies, Inc.	Bldg. Mtl. Commercializatoi	Sept. 2012 - Present

Paul M. Falco, Chairman, Chief Executive Officer and Principal Financial Officer -  In 2009, Mr. Falco purchased controlling interest of Stable Air’s® intellectual property, whereby he subsequently formed Cellular Concrete Technologies, LLC in early 2010, which he operates today.  Mr. Falco also owns and operates Cornerstone Development International, a company that partners with others construction companies that specialize in housing rehabilitation within Los Angeles, CA. Previous to these endeavors, Mr. Falco has ran and operated a construction company, Brookstone Development, in Southern California in 1987; where he specialized in home remodeling projects, whereby he built the business to include construction of custom homes and commercial buildings.

The Company believes Mr. Falco’s extentive background within the construction industry and the direct connection he has with Cellular Concrete Technologies will be a valuable asset to the Company’s marketing of the Technologies.

Michael R. Davis, President – Mr. Davis is currently the president of Cellular Concrete Technologies, LLC.  Mr. Davis joined Cellular Concrete Technologies, LLC as Vice President in early 2010, shortly after inception; and was promoted to President late in 2012.  He has helped to manage and expand Cellular Concrete Technologies, LLC’s IP portfolio, recently filing the CAL BLOCK and Panel™ trademark application for the Cellular Concrete Technologies, LLC.  In addition, he has been exploring the latest concrete admixture technologies for potential exclusive licensing worldwide.

Mr. Davis has been an adjunct lecturer at Concordia University, Irvine since 2011; he speaks, writes and counsels widely on Company Formation.  Mr. Davis attended Harvard College, where he graduated with honors in 1975.  After further studies at HBS (1975-1976), he helped to start and run numerous companies.  Most notable among them were Tam’s Stationers (1990-1997), Prolong International Corp. (AMEX:PRL, 1998-2003) and Oklahoma Global Motors [MG/Austin Healey] (2006-2007).  Following OGM, he consulted for several attempted automotive start-up companies, through his company Michael Davis & Associates.

The Company believes, Mr. Davis will be an asset in providing it with management experience required for start up businesses.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2012 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at March 31, 2013.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding from inception February 6, 2012 to March 31, 2013:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any; payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

At Cellular Concrete Technologies LLC (Licensor), the Directors were paid the following salaries.  However, they have not receive compensation from Licensor for the past year.  It is anticipated that the Company will award them higher salaries in the near future:

Director/Executive	Annual Salary

Paul Falco	$96,000

Michael Davis	84,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On February 6, 2012the Company  issued 5,000,000 shares of restricted common stock to the majority shareholder for initial funding, in the amount of $2,000. The Company does not have employment contracts with its officers and directors, whom are the majority shareholder.

On September 21, 2012, Cellular Concrete Technologies, LLC. (“Purchaser”) agreed to acquire 23,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation. Following these transactions, Cellular Concrete Technologies, LLC. owned approximately 94% of the Company’s 24,850,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares. Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Paul Falco was simultaneously appointed to the Company’s Board of Directors. Such action represents a change of control of the Company. The Purchaser used its working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. Concurrent with the sale of the shares, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Cellular Concrete Technologies, Inc.”.

On September 24, 2012, the Company entered into a Consulting Services Agreement with AVP. The agreement requires AVP to provide the Company with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder), subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

●	Milestone 1 – Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $2.5 million in available cash from funding;
●	Milestone 2 – Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing $5 million in available cash (inclusive of any amounts attributable to Milestone 1);

The payment of the cash compensation is subject to the Company’s achievement of certain designated milestones, specifically, cash compensation of $150,000 is due consultant upon the achievement of Milestone 1, and an additional $150,000 is due upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $12,500 per month. The total cash compensation to be received by the consultant is not to exceed $300,000 unless the Company receives an amount of funding in excess of the amount specified in Milestone 2. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. The Company also has the option to make a lump sum payment to AVP in lieu of the monthly cash payments. The Company will allow the Consultant to invest up to an additional $5 million in any future debt or equity offering of the Company on the same terms and conditions offered to other participants in such offerings.  The Consultant will not be obligated to participate in any such offerings

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in additional business opportunities that become available. A conflict may arise in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We depend on our sole officer and director to provide the Company with the necessary funds to implement our business plan, as necessary. The Company does not have a funding commitment or any written agreement for our future required cash needs.

The majority shareholder has advanced funds, as necessary. These advances are considered temporary in nature and are payable on demand. There is no formal document describing the terms of this arrangement (maturity date and interest rates). As of March 31, 2013, the debts, in the amount of $6,415 was due shareholder.

At this time, the Company maintains its designated office at 100 Pacifica Drive, Suite 130, Irvine, CA 92618 the same location as Cellular Concrete Technologies, LLC and pays no rent with a factory/laboratory next door at 212-F Technology Drive, Irvine, CA 92618.

The Company’s factory occupies approximately 2,600 square feet in an industrial technology park; that has been provided by Cellular Concrete Technologies, LLC at no cost to the Company that will expire on December 31, 2013.  The Company has begun negotiations to extend the lease for another year.

On July 11, 2013, Cellular Concrete Technologies, Inc. “the Company” entered into a Licensing Agreement (“Licensing Agreement”) with Cellular Concrete Technologies, LLC (“Licensor”) a company controlled by Paul Falco the CEO of the Company, pursuant to which the Company was granted an, exclusive license for intellectual property as described in Patent No. US 5,900,191, Patent No. US 6,046,255; US Patent Application No. 13/560,882; US Trademark Stable Air(R); Canadian Trademark Stable Air(tm); US Trademark CCT; US Trademark CCT Add Air (R) that includes STABLE AIR® and STABLE AIR AERATOR® developed by Licensor, principally comprising of a unique intellectual property for the production of different types of cellular concrete: Structural lightweight concrete, non-structural lightweight concrete, as well as infill, backfill and flowable fill (the “Technology”).  The license includes the use and licensing of the technology to produce a variety of customized lightweight concrete products for the global housing, oil, flowable fill and ready mix concrete industries.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to the Technology and any improvements thereto, although the License includes the Company’s right to utilize such improvements.

The term of the License commences on the date of the Licensing Agreement and continues for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement. In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying research, development and commercialization expenses related to the Technology. In addition, the Company is required to fund certain specified expenses related to the commercialization of the Technology as specified in the License Agreement. The license is terminated upon the occurrence of events of default specified in the License Agreement. Mr. Falco, utilizing his industry experience determined the price and the terms of the licensing agreement with the Company, and the technology has been developed over the last 10 years.

Other.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

 Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. There can be no assurance or guarantee that the Company will meet the qualifications for trading securities on the OTC Bulletin Board currently or in the future.  Moreover, we may not now and we may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on any securities exchange in the future.

As of June 12, 2013, we had 26,350,000 shares of common stock outstanding and no shares issuable upon exercise of our employee stock options. All shares are beneficially owned by executive officers, directors and affiliates (there are no shares of our common stock which may be acquired upon exercise of stock options and employee options or currently exercisable or which become exercisable within 60 days of June 12, 2013).

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

The Company currently has two shareholders (2) shareholders holding an aggregate of 26,350,000 shares these shares are considered restricted under Rule 144.   Moreover, these shares may be subject to Rule 144(i)(1), which prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the requirements of Rule 144(i)(2) are satisfied.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On February 6, 2012, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On September 21, 2012, Cellular Concrete Technologies, LLC (“Purchaser”) agreed to acquire 23,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Cellular Concrete Technologies, LLC, owned 94% of the Company’s 24,850,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Paul Falco was appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

Prior to the purchase of the shares, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchasers was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.  The Company intends to file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Cellular Concrete Technologies, Inc.” The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On September 24, 2012, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Company with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

•	Milestone 1 – Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $2.5 million in available cash from funding;

•
Milestone 2 – Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing $5 million in available cash (inclusive of any amounts attributable to Milestone 1). The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of July 12, 2013, there were 26,350,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	Restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

Financial Statements (Audited) for the period from inception February 6, 2012 to period ended March 31, 2012 (audited by Peter Messineo, CPA) are attached hereto as Exhibit 99.1.   In July of 2013, the Board of Directors dismissed Anton & Chia, LLP as the company’s registered public accountants and the Board elected Azavedo Alaidross & Associates, P.C.  as its interim auditor.

(d)    Exhibits

NUMBER	DESCRIPTION

3.1*	Certificate of Incorporation

3.2*	By-Laws

3.3****	Certificate of Amendment of Certificate of Incorporation dated February 22, 2013

10.1**	Subscription Agreement, dated as of September 21, 2012 by and among Accelerated Acquisitions XX, Inc. and Cellular Concrete Technologies, LLC.

10.2**	Letter dated September 21, 2012, from Accelerated Venture Partners to Accelerated Acquisitions XX, Inc. regarding the tender of shares for cancellation.

10.3**	Letter of resignation tendered by Timothy Neher on September 21, 2012.

10.4**	Consulting Agreement dated as of September 24, 2012 by and among Accelerated Acquisitions XX, Inc. and Accelerated Venture Partners LLC

10.5***	Licensing Agreement dated July 11, 2013 by and among Cellular Concrete, Inc. and Cellular Concrete Technologies LLC

10.6**	2012 Employee, Director and Consultant Stock Plan

10.7 *****	Amended Licensing Agreement No. 1 dated November 4, 2013 by and among Cellular Concrete, Inc. and Cellular Concrete Technologies LLC

99.1	Financial Statements (Audited) for the period from inception February 6, 2012 to period ended March 31, 2013 filed July 3,2013 on Form 10K
_____________

*Previously filed on February 28, 2012
**Previously filed on September 24, 2012
*** Previously filed on July 15, 2013
**** Previously filed on September 10, 2013
***** Previously filed on November 5, 2013

SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Concrete Technologies, Inc.

By:	/s/ Paul Falco
Name: Paul Falco
Title: Chief Executive Officer and Chairman

Dated: November 5, 2013

EXHIBIT LIST

NUMBER	DESCRIPTION

3.1*	Certificate of Incorporation

3.2*	By-Laws

3.3****	Certificate of Amendment of Certificate of Incorporation dated February 22, 2013

10.1**	Subscription Agreement, dated as of September 21, 2012 by and among Accelerated Acquisitions XX, Inc. and Cellular Concrete Technologies, LLC.

10.2**	Letter dated September 21, 2012, from Accelerated Venture Partners to Accelerated Acquisitions XX, Inc. regarding the tender of shares for cancellation.

10.3**	Letter of resignation tendered by Timothy Neher on September 21, 2012.

10.4**	Consulting Agreement dated as of September 24, 2012 by and among Accelerated Acquisitions XX, Inc. and Accelerated Venture Partners LLC

10.5***	Licensing Agreement dated July 11, 2013 by and among Cellular Concrete, Inc. and Cellular Concrete Technologies LLC

10.6**	2012 Employee, Director and Consultant Stock Plan

10.7 *****	Amended Licensing Agreement No. 1 dated November 4, 2013 by and among Cellular Concrete, Inc. and Cellular Concrete Technologies LLC

99.1	Financial Statements (Audited) for the period from inception February 6, 2012 to period ended March 31, 2013 filed July 3,2013 on Form 10K
_____________

*Previously filed on February 28, 2012
**Previously filed on September 24, 2012
*** Previously filed on July 15, 2013
**** Previously filed on September 10, 2013
***** Previously filed on November 5, 2013